UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2018
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 399-1995
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 23, 2018, Cambium Learning Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of David F. Bainbridge, Walter G. Bumphus, John Campbell, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, Jeffrey T. Stevenson, and Joe Walsh as directors to the Company’s Board of Directors for one-year terms and (ii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
The Company had 47,073,166 shares of common stock outstanding at March 26, 2018, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 45,275,328 shares of common stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:
Proposal 1: The shareholders voted to elect the following individuals as directors to the Company’s Board of Directors for a one-year term with the votes shown:

	For	Withheld	Broker Non-Vote
David F. Bainbridge	36,171,788	4,666,340	4,437,200
Walter G. Bumphus	36,076,680	4,761,448	4,437,200
John Campbell	36,558,395	4,279,733	4,437,200
Clifford K. Chiu	36,075,785	4,762,343	4,437,200
Carolyn Getridge	35,146,976	5,691,152	4,437,200
Thomas Kalinske	37,154,085	3,684,043	4,437,200
Jeffrey T. Stevenson	36,168,860	4,669,268	4,437,200
Joe Walsh	36,396,389	4,441,739	4,437,200
Proposal 2: A proposal to ratify Whitley Penn LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018 was adopted with the votes shown:

For	Against	Abstain
45,248,431	9,002	17,895

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambium Learning Group, Inc.

May 25, 2018	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer